UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2016

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2016, Variation Biotechnologies, Inc., a Canadian corporation (“VBI Cda”) and wholly-owned subsidiary of VBI Vaccines Inc. (the “Registrant”), entered into an Evaluation and Option Agreement (the “Agreement”) with GlaxoSmithKline Biologicals SA, a company registered in Belgium (“GSK”). The purpose of the Agreement is to allow GSK to evaluate the feasibility of using VBI Cda’s LPV™ technology and expertise to formulate a ** vaccine candidate using GSK’s ** technology (the “Evaluation”). The term of the Agreement begins on the Effective Date, which is defined as February 8, 2016, and unless earlier terminated or mutually extended in writing, the Agreement will expire upon the expiration or termination of the Option (defined below) or, in the event that the Option is timely exercised, until a sponsored collaboration agreement or a license agreement is executed by the parties.

VBI Cda granted to GSK an option (the “Option”) to negotiate and enter into either (i) a collaboration and option agreement in the ** field (the “Field”), that will include an exclusive option for GSK to be granted a worldwide exclusive license with the right to grant sublicenses to the Registrant’s LPV technology in the Field (a “Sponsored Collaboration and Option Agreement”); or move directly to (ii) an exclusive, worldwide license with the right to grant sublicense to the Registrant’s LPV technology in the Field (a “License Agreement”). The term of the Option will continue for a period of ** calendar days following the completion of the Evaluation. In the event the Option is exercised, a Sponsored Collaboration and Option Agreement or License Agreement shall be executed no later than ** calendar days following the date the Option was exercised (the “Negotiation Period”). In the event that GSK elects to exercise the Option, but no agreement is executed during the Negotiation Period, VBI Cda will not make an offer within the Field on more favorable terms than the terms offered by GSK to any third party for a period of 6 months starting from the end of the negotiations, without first offering GSK the same terms to be offered to the third party.

In consideration of VBI Cda granting the Option and the Evaluation to be conducted pursuant to the Agreement, GSK shall pay to VBI Cda ** US dollars upon execution of the Agreement.

The Agreement may be terminated (i) by either party, in the event the other party has breached the terms and conditions of the Agreement, and such breach has continued for 30 days after written notice thereof was provided to the breaching party by the non-breaching party, by providing written notice of termination to the breaching party and (ii) by GSK at any time if it decides not to continue the Evaluation, by sending a written notice of termination to VBI Cda and returning any remaining materials provided to GSK by VBI Cda in connection with the Evaluation.

The Agreement also includes certain representations and warranties made by each party and confidentiality provisions.

** Information omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

On February 9, 2016, the Registrant issued a press release announcing VBI Cda’s entry into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated as of February 9, 2016*

__________________

*Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES INC.

Date: February 9, 2016	By:	/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of February 9, 2016*

_________________

*Furnished herewith